Exhibit 99.1

FOR RELEASE: Tuesday, January 30, 2018 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS
 FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017

Shreveport, Louisiana – January 30, 2018 – Home Federal Bancorp, Inc. of Louisiana (the "Company") (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended December 31, 2017 of $361,000, compared to net income of $763,000 reported for the three months ended December 31, 2016. The Company's basic and diluted earnings per share were $0.20 and $0.19, respectively, for the three months ended December 31, 2017 compared to basic and diluted earnings per share of $0.42 and $0.40, respectively, for the three months ended December 31, 2016. The Company reported net income of $1.4 million for the six months ended December 31, 2017, compared to $1.8 million for the six months ended December 31, 2016. The Company's basic and diluted earnings per share were $0.76 and $0.72, respectively, for the six months ended December 31, 2017 compared to $0.97 and $0.94, respectively, for the six months ended December 31, 2016. The decrease in net income for the three and six month periods ended December 31, 2017 as compared to the same periods in the prior year reflected primarily the effect of the one-time non-cash charge related to the re-measurement of the Company's deferred tax assets arising from the lower U.S. corporate tax rate provided for by the Tax Cuts and Jobs Act (the "Tax Act") enacted in December 2017. The non-recurring deferred tax adjustment was $642,000 for the three and six months ended December 31, 2017, representing $0.34 diluted earnings per share.

The decrease in net income for the three months ended December 31, 2017 resulted primarily from an increase of $795,000 in the provision for income taxes and a $124,000, or 15.1%, decrease in non-interest income, partially offset by an increase of $326,000, or 9.6%, in net interest income, a decrease of $100,000, or 33.3%, in provision for loan losses and a $91,000, or 3.2%, decrease in non-interest expense. The increase in the provision for income taxes was primarily due to the $642,000 re-measurement charge of the Company's net deferred tax asset as a result of the Tax Act signed into law on December 22, 2017. The increase in net interest income for the three months ended December 31, 2017 was primarily due to a $525,000, or 12.9%, increase in total interest income, partially offset by an increase of $199,000, or 30.3%, in aggregate interest expense primarily due to an increase in the average volume of interest bearing deposits. The Company's average interest rate spread was 3.54% for the three months ended December 31, 2017 compared to 3.50% for the three months ended December 31, 2016. The Company's net interest margin was 3.76% for the three months ended December 31, 2017 compared to 3.67% for the three months ended December 31, 2016. The increase in the average interest rate spread on a comparative quarterly basis was primarily the result of an increase of 26 basis points in average rate on interest-earning assets. The increase in net interest margin was primarily the result of a higher percentage increase in the average volume of interest-earning assets for the three months ended December 31, 2017 compared to the prior year quarterly period.

The decrease in net income for the six months ended December 31, 2017 resulted primarily from an increase of $868,000, or 106.5%, in the provision for income taxes and a $274,000, or 14.1%, decrease in non-interest income, partially offset by an increase of $611,000, or 8.9%, in net interest income, a decrease of $100,000, or 16.7%, in provision for loan losses and a decrease of $35,000, or 0.6%, in non-interest expense.  As was the case for the quarter, the increase in the provision for income taxes for the six months ended December 31, 2017 over the same prior year period was primarily due to the $642,000 re-measurement charge of the Company's net deferred tax asset as a result of the Tax Act signed into law on December 22, 2017. The increase in net interest income for the six month period was primarily due to a $1.0 million, or 12.5%, increase in total interest income, partially offset by a $412,000, or 31.8%, increase in interest expense on borrowings and deposits. The Company's average interest rate spread was 3.53% for the six months ended December 31, 2017 compared to 3.71% for the six months ended December 31, 2016. The Company's net interest margin was 3.75% for the six months ended December 31, 2017 compared to 3.85% for the six months ended December 31, 2016.  The decrease in the average interest rate spread is attributable primarily to an increase of 20 basis points in average rate on interest bearing liabilities. The decrease in net interest margin was primarily the result of an increase in rates on interest bearing liabilities for the six months ended December 31, 2017 compared to the prior year six month period.

The following tables set forth the Company's average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended December 31,
	2017		2016
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$326,397	5.20%	$302,592	4.97%
Investment securities	58,740	1.89	59,234	1.74
Interest-earning deposits	8,211	1.30	6,662	0.48
Total interest-earning assets	$393,348	4.63%	$368,488	4.37%

Interest-bearing liabilities:
Savings accounts	$37,317	0.50%	$32,350	0.47%
NOW accounts	34,664	0.47	36,321	0.52
Money market accounts	41,836	0.39	46,398	0.31
Certificates of deposit	168,085	1.43	139,218	1.26
Total interest-bearing deposits	281,902	1.04	254,287	0.88
Other bank borrowings	126	3.15	457	3.48
FHLB advances	30,534	1.52	42,751	0.83
Total interest-bearing liabilities	$312,562	1.09%	$297,495	0.87%

	For the Six Months Ended December 31,
	2017		2016
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$326,128	5.21%	$291,796	5.23%
Investment securities	59,647	1.83	56,768	1.60
Interest-earning deposits	9,895	1.30	4,900	0.49
Total interest-earning assets	$395,670	4.60%	$353,464	4.58%

Interest-bearing liabilities:
Savings accounts	$36,536	0.53%	$30,895	0.44%
NOW accounts	35,472	0.48	35,639	0.55
Money market accounts	41,659	0.38	47,053	0.32
Certificates of deposit	166,288	1.41	136,019	1.26
Total interest-bearing deposits	279,955	1.02	249,606	0.88
Other bank borrowings	63	3.20	429	3.70
FHLB advances	36,696	1.41	44,330	0.82
Total interest-bearing liabilities	$316,714	1.07%	$294,365	0.87%

The $124,000 decrease in non-interest income for the three months ended December 31, 2017 compared to the prior year quarterly period was primarily due to a decrease of $157,000 in gain on sale of loans offset by an increase of $37,000 in service charges on deposit accounts. The $274,000 decrease in non-interest income for the six months ended December 31, 2017 compared to the prior year six month period was primarily due to decreases of $350,000 in gain on sale of loans, $111,000 in gain on sale of real estate, and $3,000 in income from bank owned life insurance, partially offset by a $95,000 increase in gain on sale of securities, $90,000 increase in service charges on deposit accounts and a $5,000 increase in other income. The Company sells most of its long term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk.

The $91,000 decrease in non-interest expense for the three months ended December 31, 2017, compared to the same period in 2016, is primarily attributable to decreases of $156,000 in compensation and benefits expense, $64,000 in advertising expense, $4,000 in audit and examination fees, $4,000 in legal fees, and $3,000 in franchise and bank shares tax. The decreases were partially offset by increases of $50,000 in occupancy and equipment expense, $40,000 in other non-interest expenses, $24,000 in loan and collection expenses, $20,000 in deposit insurance premiums, and $6,000 in data processing expense. The $35,000 decrease in non-interest expense for the six months ended December 31, 2017, compared to the same six month period in 2016, is primarily attributable to decreases of $163,000 in compensation and benefits expense, $96,000 in advertising expense, and $7,000 in audit and examination fees partially offset by increases of $91,000 in other non-interest expenses, $61,000 in legal fees, $53,000 in occupancy and equipment expense, $18,000 in data processing expense, $5,000 in loan and collection expense, and $3,000 in deposit insurance premiums.

At December 31, 2017, the Company reported total assets of $411.8 million, a decrease of $14.8 million, or 3.5%, compared to total assets of $426.6 million at June 30, 2017. The decrease in assets was comprised primarily of decreases in loans held-for-sale of $10.9 million, or 79.8%, from $13.6 million at June 30, 2017 to $2.7 million at December 31, 2017, investment securities of $3.7 million, or 5.7%, from $65.3 million at June 30, 2017 to $61.6 million at December 31, 2017, cash and cash equivalents of $2.5 million, or 20.7%, from $11.9 million at June 30, 2017 to $9.4 million at December 31, 2017, deferred tax assets of $610,000, or 38.1%, from $1.6 million at June 30, 2017 to $991,000 at December 31,2017, other assets of $278,000, or 3.2%, from $8.6 million at June 30, 2017 to $8.4 million at December 31, 2017, and premises and equipment of $140,000, or 1.1%, from $12.2 million at June 30, 2017 to $12.1 million at December 31, 2017.  These decreases were partially offset by an increase in loans receivable, net of $3.3 million, or 1.1%, from $312.8 million at June 30, 2017 to $316.1 million at December 31, 2017. The decrease in investment securities was primarily due to the sale of $3.5 million of mortgage-backed securities along with $5.9 million of principal repayments on mortgage-backed securities partially offset by purchases of mortgage backed securities that totaled $6.1 million during the six months ended December 31, 2017.  We realized a profit of $95,000 from the sale of the securities during the six months ended December 31, 2017.  The decrease in loans held-for-sale resulted primarily from a decrease in loans originated for sale during the six months ended December 31, 2017. The balance of real estate owned remained at $540,000 at December 31, 2017, the same as June 30, 2017.

Total liabilities decreased $14.5 million, or 3.8%, from $380.4 million at June 30, 2017 to $365.9 million at December 31, 2017 primarily due to a decrease in advances from the Federal Home Loan Bank of $27.1 million, or 55.5%, to $21.8 million at December 31, 2017 compared to $48.9 million at June 30, 2017, partially offset by an increase of $13.2 million, or 4.0%, in total deposits to $342.2 million at December 31, 2017 compared to $329.0 million at June 30, 2017.  The increase in deposits was primarily due to a $6.5 million, or 11.8%, increase in non-interest bearing demand deposits from $54.4 million at June 30, 2017 to $60.9 million at December 31, 2017, a $5.2 million, or 3.2%, increase in certificates of deposit from $162.6 million at June 30, 2017 to $167.8 million at December 31, 2017, a $3.6 million, or 8.3%, increase in money market deposits from $42.4 million at June 30, 2017 to $46.0 million at December 31, 2017, and a $2.2 million, or 6.2%, increase in savings deposits from $35.0 million at June 30, 2017 to $37.2 million at December 31, 2017, partially offset by a decrease of $4.1 million, or 11.9%, in NOW accounts from $34.5 million at June 30, 2017 to $30.4 million at December 31, 2017. At December 31, 2017, the Company had $10.7 million in brokered deposits compared to $11.5 million at June 30, 2017. The decrease in brokered deposits is due to brokered deposits that had matured during the six months ended December 31, 2017. The brokered certificates of deposit which have maturity dates greater than twelve months are callable by Home Federal Bank after twelve months pursuant to early redemption provisions. The $856,000 decrease in other liabilities was primarily due to payment of property taxes out of loan escrow accounts.

At December 31, 2017, the Company had $3.2 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $3.5 million of non-performing assets at June 30, 2017, consisting of nine commercial business loans to one borrower, seven single-family residential loans, one line of credit loan, and one residential lot in other real estate owned at December 31, 2017 compared to four single-family residential loans, two line of credit loans, fifteen commercial business loans, and one residential lot in other real estate owned at June 30, 2017. At December 31, 2017, the Company had seven single family residential loans, one line of credit loan, nine commercial business loans to one borrower, and five loans to one borrower consisting of two commercial real estate loans, two non-real estate loans, and one single family residential loan classified as substandard compared to four single family residential loans, one line of credit loan, one commercial real estate loan, and fifteen commercial business loans to two borrowers classified as substandard at June 30, 2017. There were no loans classified as doubtful at December 31, 2017 or June 30, 2017. During the three months ended December 31, 2016, we became aware that one of two related borrowers of fifteen commercial business loans in the aggregate amount of $2.8 million that were classified as substandard filed for Chapter 11 (reorganization) bankruptcy protection during that period. We charged off nine of the fifteen loans in the amount of $797,000 against the allowance for loan losses during the three months ended September 30, 2017. We received principal payments in March 2017 for $272,000, May 2017 for $10,000, and monthly payments of $15,000 from August 2017 through December 2017 totaling $75,000 during the six months ended December 31, 2017 reducing our exposure to $1.6 million and expect to continue to receive future monthly adequate protection payments. These loans continue to be classified as substandard and are on non-accrual at December 31, 2017. We are continuing to monitor these credits and presently believe that our allowance for loan losses at December 31, 2017 is adequate.  No additional losses are currently anticipated with respect to these loans.

Shareholders' equity decreased $314,000, or 0.7%, to $45.9 million at December 31, 2017 from $46.2 million at June 30, 2017.  The primary reasons for the changes in shareholders' equity from June 30, 2017 were net income of $1.4 million, the vesting of restricted stock awards, stock options and the release of employee stock ownership plan shares totaling $383,000, and proceeds from the issuance of common stock from the exercise of stock options of $57,000.  These increases in shareholders' equity were partially offset by dividends paid totaling $466,000, acquisition of Company stock of $1.4 million, and a decrease in the Company's accumulated other comprehensive income of $240,000.

The Company repurchased 52,001 shares of its common stock under its stock repurchase program during the six months ended December 31, 2017 at an average price per share of $27.09. On October 12, 2016, the Company announced that its Board of Directors approved a seventh stock repurchase program for the repurchase of up to 97,000 shares. As of December 31, 2017, there were 51,830 shares remaining for repurchase under the seventh stock repurchase program.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its six full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	December 31, 2017	June 30, 2017
	(Unaudited)
ASSETS

Cash and cash equivalents	$9,444	$11,905
Securities available for sale at fair value	33,497	36,935
Securities held to maturity (fair value December 31, 2017: $27,580; June 30, 2017: $27,988)	28,074	28,357
Loans held-for-sale	2,750	13,631
Loans receivable, net of allowance for loan losses (December 31, 2017: $3,383; June 30, 2017: $3,729)	316,090	312,772
Premises and equipment, net	12,079	12,219
Deferred tax asset	991	1,601
Real estate owned	540	540
Other assets	8,368	8,646

Total assets	$411,833	$426,606

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits	$342,225	$329,045
Advances from the Federal Home Loan Bank of Dallas	21,774	48,907
Other borrowings	350	--
Other liabilities	1,552	2,408

Total liabilities	365,901	380,360

Shareholders' equity	45,932	46,246

Total liabilities and shareholders' equity	$411,833	$426,606

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Interest income
Loans, including fees	$4,280	$3,794	$8,564	$7,688
Investment securities	12	8	23	13
Mortgage-backed securities	268	252	528	444
Other interest-earning assets	27	8	65	12
Total interest income	4,587	4,062	9,180	8,157
Interest expense
Deposits	738	563	1,445	1,103
Federal Home Loan Bank borrowings	117	89	261	184
Other bank borrowings	1	5	1	8
Total interest expense	856	657	1,707	1,295
Net interest income	3,731	3,405	7,473	6,862
Provision for loan losses	200	300	500	600
Net interest income after provision for loan losses	3,531	3,105	6,973	6,262

Non-interest income
Gain on sale of loans	430	587	1,035	1,385
Gain on sale of real estate	(1)	-	(1)	110
Gain on sale of securities	-	-	95	-
Income on Bank Owned Life Insurance	35	37	71	74
Service charges on deposit accounts	221	184	437	347
Other income	12	13	28	23

Total non-interest income	697	821	1,665	1,939

Non-interest expense
Compensation and benefits	1,581	1,737	3,296	3,459
Occupancy and equipment	361	311	671	618
Data processing	165	159	332	314
Audit and examination fees	77	81	126	133
Franchise and bank shares tax	103	106	201	201
Advertising	30	94	70	166
Legal fees	143	147	289	228
Loan and collection	73	49	153	148
Deposit insurance premium	40	20	68	65
Other expenses	182	142	380	289

Total non-interest expense	2,755	2,846	5,586	5,621

Income before income taxes	1,473	1,080	3,052	2,580
Provision for income tax expense	1,112	317	1,683	815

NET INCOME	$361	$763	$1,369	$1,765

EARNINGS PER SHARE

Basic	$0.20	$0.42	$0.76	$0.97
Diluted	$0.19	$0.40	$0.72	$0.94

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Selected Operating Ratios(1):
Average interest rate spread	3.54%	3.50%	3.53%	3.71%
Net interest margin	3.76%	3.67%	3.75%	3.85%
Return on average assets	0.34%	0.77%	0.64%	0.89%
Return on average equity	3.05%	6.79%	5.80%	7.48%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.77%	1.01%	0.77%	1.01%
Allowance for loan losses as a percent of non-performing loans	107.08%	82.67%	107.08%	82.67%
Allowance for loan losses as a percent of total loans receivable	1.07%	1.14%	1.07%	1.14%

Per Share Data:
Shares outstanding at period end	1,911,035	1,955,039	1,911,035	1,955,039
Weighted average shares outstanding:
Basic	1,800,847	1,812,079	1,806,771	1,812,339
Diluted	1,900,754	1,895,901	1,899,925	1,887,090
Tangible book value at period end	$24.04	$22.58	$24.04	$22.58

(1) Ratios for the three and six month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow President and Chief Executive Officer (318) 222-1145